EXHIBIT 5.2

October 21, 2016

Elephant Talk Communications Corp.

100 Park Avenue

New York, New York 10017

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Elephant Talk Communications Corp., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company for resale by the selling stockholders (the “Selling Stockholders”) listed in the prospectus included as part of the Registration Statement of up to an aggregate of 56,615,035 shares (the “Shares”) of common stock, par value $0.00001 per share, of the Company (the “ Common Stock ”), which consists of (i) 25,234,050 shares of Common Stock (the “Note Shares”) issuable to the Selling Stockholders upon conversion of certain 9% unsecured subordinated convertible promissory notes (the “Notes”), (ii) 15,895,406 shares of Common Stock (the “Warrant Shares”) issuable to the Selling Stockholders upon exercise of certain common stock purchase warrants (the “Warrants”) and (iii) 15,485,579 shares of Common Stock issued to Selling Stockholders in connection with prior services rendered to the Company or as part of a severance arrangement with the Company (the “Compensation Shares”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation: (i) the Registration Statement, as amended to date; (ii) the Certificate of Incorporation and Bylaws of the Company, each as amended to date; (iii) that certain Subscription Agreement by and among the Company and each of the Selling Stockholders; (iv) the Notes and the Warrants; and (iv) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) the Note Shares have been duly authorized for issuance, and upon conversion of the Notes in accordance with the terms of the Notes, and when certificates for the same have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Notes, the Note Shares will be duly and validly issued, fully paid and non-assessable, (ii) the Warrant Shares have been duly authorized for issuance, and upon receipt of the exercise price in accordance with the terms of the Warrants, and when certificates for the same have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and non-assessable and (iii) Compensation Shares have been duly authorized for issuance and are duly and validly issued, fully paid and non-assessable.

1

We are opining solely on all applicable statutory provisions of the Delaware General Corporation Law and all applicable judicial determinations in connection therewith. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

2